                                                                      EXHIBIT 12
                                                                   (Page 1 of 2)

                         MATTEL, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

                                  (UNAUDITED)

                                                                FOR  THE
                                                           NINE MONTHS ENDED        FOR THE YEARS ENDED DECEMBER 31, (A)
                                                          --------------------  --------------------------------------------
                                                          SEPT. 30,  SEPT. 30,
                                                            1996       1995      1995       1994       1993        1992       1991
                                                          --------   --------   --------   --------   --------   --------   --------
EARNINGS AVAILABLE FOR FIXED
  CHARGES:
Income before income taxes, cumulative effect of
 changes in accounting principles and extraordinary item  $391,385   $369,580   $532,902   $393,632   $236,646   $282,945   $214,326
Less (plus) minority interest and
 undistributed income (loss)
 of less-than-majority-owned
 affiliates, net                                               253       (136)       197        215        124        (23)     2,432
Add:
 Interest expense                                           52,491     51,804     73,589     55,449     62,614     68,716     64,334
 Appropriate portion of rents (b)                           10,984     10,448     14,276     11,242     11,276     11,898      7,871
                                                          --------   --------   --------   --------   --------   --------   --------

Earnings available for fixed charges                      $455,113   $431,696   $620,964   $460,538   $310,660   $363,536   $288,963
                                                          ========   ========   ========   ========   ========   ========   ========

FIXED CHARGES:
 Interest expense                                         $ 52,491   $ 51,804   $ 73,589   $ 55,449   $ 62,614   $ 68,716   $ 64,334
 Capitalized interest                                        1,457        439        693        285         -          -          -
 Appropriate portion of rents (b)                           10,984     10,448     14,276     11,242     11,276     11,898      7,871
                                                          --------   --------   --------   --------   --------   --------   --------

Fixed charges (c)                                         $ 64,932   $ 62,691   $ 88,558   $ 66,976   $ 73,890   $ 80,614   $ 72,205
                                                          ========   ========   ========   ========   ========   ========   ========

Ratio of earnings to fixed charges                            7.01 X     6.89 X     7.01 X    6.88 X      4.20 X     4.51 X   4.00 X
                                                          ========   ========   ========   ========   ========   ========   ========


(a) Consolidated financial information for 1993, 1992 and 1991 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests. Fisher-Price, Inc. was excluded from periods prior to July 1, 1991, while its business was operated as a division of The Quaker Oats Company.

(b) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(c) Until July 1, 1991, the Company was a guarantor of certain foreign bank lines of credit extended to less-than-majority-owned joint ventures. Performance by the Company pursuant to these guarantees was deemed unlikely; thus the associated fixed charges have been excluded from the computation of the ratio of earnings to fixed charges. The portion of fixed charges paid by less-than-majority-owned joint ventures for which the Company was guarantor was approximately $4.5 million in 1991.

                                                                      EXHIBIT 12
                                                                   (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                    (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

                                  (UNAUDITED)

                                                           FOR  THE
                                                       NINE MONTHS ENDED             FOR THE YEARS ENDED DECEMBER 31, (A)
                                                     ---------------------   ----------------------------------------------------
                                                     SEPT. 30,   SEPT. 30,
                                                       1996        1995        1995       1994       1993       1992        1991
                                                     ---------   ---------   --------   --------   --------   --------   --------
EARNINGS AVAILABLE FOR FIXED
  CHARGES:
Income before income taxes, cumulative effect of
 changes in accounting principles and extraordinary
  item                                               $391,385     $369,580   $532,902   $393,632   $236,646   $282,945   $214,326
Less (plus) minority interest and
 undistributed income (loss)
 of less-than-majority-owned
 affiliates, net                                          253         (136)       197        215        124        (23)     2,432
Add:
 Interest expense                                      52,491       51,804     73,589     55,449     62,614     68,716     64,334
 Dividends-STAR preferred stock                            -            -          -          -          -          -       1,257
 Appropriate portion of rents (b)                      10,984       10,448     14,276     11,242     11,276     11,898      7,871
                                                     --------     --------   --------   --------   --------   --------   --------

Earnings available for fixed charges                 $455,113     $431,696   $620,964   $460,538   $310,660   $363,536   $290,220
                                                     ========     ========   ========   ========   ========   ========   ========

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
 Interest expense                                    $ 52,491     $ 51,804   $ 73,589   $ 55,449   $ 62,614   $ 68,716   $ 64,334
 Capitalized interest                                   1,457          439        693        285         -          -          -
 Dividends-STAR preferred stock                            -            -          -          -          -          -       1,257
 Dividends-Series F preference stock                       -         3,297      3,342      4,689      4,894      4,826      4,830
 Appropriate portion of rents (b)                      10,984       10,448     14,276     11,242     11,276     11,898      7,871
                                                     --------     --------   --------   --------   --------   --------   --------

Fixed charges (c)                                    $ 64,932     $ 65,988   $ 91,900   $ 71,665   $ 78,784   $ 85,440   $ 78,292
                                                     ========     ========   ========   ========   ========   ========   ========

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends                                         7.01 X       6.54 X     6.76 X     6.43 X     3.94 X     4.25 X     3.71 X
                                                     ========     ========   ========   ========   ========   ========   ========


(a) Consolidated financial information for 1993, 1992 and 1991 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests. Fisher-Price, Inc. was excluded from periods prior to July 1, 1991, while its business was operated as a division of The Quaker Oats Company.

(b) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(c) Until July 1, 1991, the Company was a guarantor of certain foreign bank lines of credit extended to less-than-majority-owned joint ventures. Performance by the Company pursuant to these guarantees was deemed unlikely; thus the associated fixed charges have been excluded from the computation of the ratio of earnings to combined fixed charges and preferred stock dividends. The portion of fixed charges paid by less-than-majority-owned joint ventures for which the Company was guarantor was approximately $4.5 million in 1991.